AUGUST 8, 2017 Second Quarter 2017 Earnings Call

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; the state of commercial real estate markets; our anticipated distribution of Granite Point shares to the holders of our common stock; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Quarterly Summary(1) • Comprehensive Income of $85.9 million, or $0.25 per common share • Core Earnings(3) of $97.5 million, or $0.28 per common share • Formed Granite Point Mortgage Trust Inc. (“Granite Point”) and contributed portfolio of commercial real estate assets to Granite Point, concurrent with the closing of their initial public offering in June – In exchange, Two Harbors received approximately 33.1 million shares of Granite Point common stock, which it intends to distribute through a special dividend to common stockholders • Total return on book value of 2.2%(2) – Book value of $9.87 per common share and cash dividend of $0.26 per common share • Subsequent to quarter end, issued 11,500,000 shares of 7.625% Series B fixed-to-floating rate cumulative redeemable preferred stock for proceeds, net of offering costs, of $278.1 million 3 (1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended June 30, 2017. (2) See Appendix slide 15 for calculation of Q2-2017 return on book value. (3) Core Earnings is a non-GAAP measure. Please see Appendix slide 18 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. CAPITALIZED ON ATTRACTIVE MARKET OPPORTUNITIES HIGHLIGHTS

Strategic Overview 4 COMMITTED TO MAXIMIZING STOCKHOLDER RETURN Attractive investment opportunities in target assetsMore efficient business model Sophisticated approach to risk management Opportunistic use of capital structure ü POSITIONED TO DELIVER STRONG RETURNS AND STABLE BOOK VALUE THROUGH A VARIETY OF RATE ENVIRONMENTS

(Dollars in millions, except per share data) Q2-2017 Book Value Q2-2017 Book Value per share YTD-2017 Book Value YTD-2017 Book Value per share Beginning common stockholders’ equity $3,458.8 $9.91 $3,401.1 $9.78 GAAP Net Income: Core Earnings, net of tax 101.8 196.8 Dividend declaration - preferred (4.3) (4.3) Core Earnings attributable to common stockholders, net of tax(1) 97.5 192.5 Realized gains and losses, net of tax (50.3) (7.9) Unrealized mark-to-market gains and losses, net of tax (42.9) (108.2) Other comprehensive income 81.6 155.4 Dividend declaration - common (90.7) (178.0) Contribution of TH Commercial Holdings LLC to Granite Point(2) (13.8) (13.8) Other 4.2 8.2 Balance before capital transactions 3,444.4 3,449.3 Preferred stock issuance costs — (4.9) Issuance of common stock, net of offering costs 0.2 0.2 Ending common stockholders’ equity $3,444.6 $9.87 $3,444.6 $9.87 Series A preferred stock liquidation preference 143.8 143.8 Noncontrolling Interest 195.7 195.7 Ending total equity $3,784.1 $3,784.1 Book Value 5 Comprehensive Income (GAAP) Q2-2017 Comprehensive Income of $85.9 million. Declared Q2-2017 dividends of $0.26 per common share and $0.75043 per Series A preferred share. (1) Please see Appendix slide 18 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. (2) Impact of Granite Point’s consolidated balance sheet subsequent to IPO. Noncontrolling ownership in Granite Point; portion of equity and net income not attributable to Two Harbors.

Core Earnings Summary[1]

(Dollars in millions)	Q1-2017	Q2-2017	Variance ($)
Interest income	$191.6	$208.6	$17.0
Interest expense	75.4	90.8	(15.4)
Net interest income	116.2	117.8	1.6
Loss on swaps and swaptions	(7.9)	(2.6)	5.3
Gain on other derivatives	3.8	3.3	(0.5)
Servicing income, net of amortization on MSR	13.2	19.4	6.2
Other	1.5	1.4	(0.1)
Total other income	10.6	21.5	10.9
Expenses	32.0	36.9	(4.9)
Benefit from income taxes	(0.2)	0.5	(0.7)
Core Earnings attributable to noncontrolling interest	—	0.1	(0.10)
Core Earnings attributable to Two Harbors[1]	**$95.0**	**$101.8**	**$6.8**
Dividends on preferred stock	—	4.3	(4.3)
Core Earnings attributable to common stockholders[1]	**$95.0**	**$97.5**	**$2.5**
Basic and diluted weighted average Core EPS	**$0.27**	**$0.28**	**$0.01**

- Core earnings benefited from $1.6 million net carry due to higher average balances of RMBS, partially offset by higher average borrowing rates and balances
- Higher average debt-to-equity of 4.7x
- Realized favorable difference of $5.3 million in swap expenses due to increases in short-term LIBOR and decreased notional swap amounts
- Other operating expense ratio increased to 1.9%[2] from 1.8% due to recognition of $2.5 million in de-boarding and transfer fees as we repositioned MSR portfolio across subservicer network

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 18 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.
(2) Other operating expenses as a percentage of average equity of 1.9% excludes $2.2 million of transaction expenses related to the initial public offering of Granite Point stock.

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Illustrative Pro Forma Balance Sheet as of June 30, 2017

(unaudited, in thousands)	*Consolidated* Two Harbors Investment Corp.	Granite Point Mortgage Trust Inc.	*Standalone* Two Harbors Investment Corp.
ASSETS			
Available-for-sale securities, at fair value	$ 16,427,710	$ 12,782	$ 16,414,928
Commercial real estate assets	1,782,749	1,782,749	—
Mortgage servicing rights, at fair value	898,025	—	898,025
Residential mortgage loans held-for-investment in securitization trusts, at fair value	3,120,410	—	3,120,410
Residential mortgage loans held-for-sale, at fair	31,946	—	31,946
Cash and cash equivalents	651,707	249,119	402,588
Restricted cash	249,728	2,357	247,371
Other assets	618,758	24,983	1,186,055
Total Assets	$ 23,781,033	$ 2,071,990	$ 22,301,323
LIABILITIES AND EQUITY			
Liabilities			
Repurchase agreements	$ 13,316,881	$ 640,124	$ 12,676,757
Collateralized borrowings in securitization trusts, at fair value	2,880,301	—	2,880,301
Federal Home Loan Bank advances	3,238,762	—	3,238,762
Revolving credit facilities	40,000	—	40,000
Convertible senior notes	282,290	—	282,290
Other liabilities	238,690	599,468	231,502
Total liabilities	19,996,924	1,239,592	19,349,612
Total Stockholders' Equity	3,588,421	832,398	2,951,711
Noncontrolling interest	195,688	—	—
Total equity	3,784,109	832,398	2,951,711
Total Liabilities and Equity	23,781,033	2,071,990	22,301,323
Common shares outstanding	348,977,215		348,977,215
Preferred stock liquidation preference	143,750		143,750
Book Value	9.87		8.05
Debt-to-equity	4.5 (1)	1.5	5.5

PRO-FORMA BOOK VALUE OF $8.05 AT JUNE 30, 2017

- Debt-to-equity nominally increases with removal of lower levered CRE portfolio of Granite Point; don't expect further material changes to overall leverage
- Expect Core Earnings on a relative basis will be flat to accretive compared to the past few quarters

Note: This unaudited pro forma balance sheet has been prepared for illustrative purposes only, and is not necessarily indicative of Two Harbors' financial condition and operating results that would have occurred if the distribution of Granite Point shares has been consummated as of June 30, 2017, nor is it necessarily indicative of hte financial condition or results of operations that may be expected for any future period or date.

(1) The company's June 30, 2017 debt-to-equity ratio includes the consolidation of Granite Point's assets and liabilities. Excluding the noncontrolling interest from the Granite Point IPO, the company's debt-to-equity ratio as of June 30, 2017 would have been 4.7x.

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Tax Considerations for Distribution of Granite Point Shares 8 INTEND TO DISTRIBUTE GRANITE POINT STOCK VIA A SPECIAL DIVIDEND • Goal is to distribute cash dividends that equal Two Harbors’ earnings and profit in 2017; may result in special cash dividend later in the year, but expect amount to be relatively insignificant • Effect a return of capital that will be approximately equal to the fair market value of the Granite Point common stock distributed to stockholders • Granite Point shares are currently subject to 120-day lockup period; dividend remains subject to approval from the Board of Directors DISTRIBUTION RATIO • Based on June 30, 2017 shares outstanding of approximately 349 million, the distribution ratio would be approximately 1 share of Granite Point for every 10 common shares of Two Harbors • Final distribution ratio will be based on the number of shares outstanding as of the dividend record date DIVIDEND VALUATION • Valuation of distribution will be subject to Granite Point market price changes until the distribution date of Granite Point shares to Two Harbors’ common shareholders • As of June 30, 2017, approximately 33.1 million shares of Granite Point would have been valued at $625.7 million, or $1.82 per common share of Two Harbors, based on Granite Point’s June 30, 2017 closing price of $18.92 per share

Diversified Financing Profile 9 OPTIMIZING FINANCING STRUCTURE REPURCHASE AGREEMENTS • Outstanding borrowings of $13.3 billion with 25 active counterparties; 32 total counterparties • Repo markets functioning efficiently for RMBS • Repo balance includes the consolidation of Granite Point financing facilities FEDERAL HOME LOAN BANK OF DES MOINES • Outstanding secured advances of $3.2 billion • Weighted average borrowing rate of 1.52% • Anticipate secured advances to decline in future quarters FINANCING FOR MSR • Outstanding borrowings of $40.0 million under revolving credit facilities • Additional available capacity of $50.0 million as of June 30, 2017

HISTORICAL CAPITAL ALLOCATIONPORTFOLIO COMPOSITION(1) Portfolio Composition 10 $19.5 BILLION PORTFOLIO AS OF JUNE 30, 2017 (1) For additional detail on the portfolio, see Appendix slides 19-24. (2) Commercial consists of the consolidated financial results of Granite Point and its subsidiaries, which assets include senior, mezzanine and B-note commercial real estate debt and related instruments. (3) MSR includes Ginnie Mae buyout residential mortgage loans. (4) Assets in “Rates” include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans. (5) Assets in “Credit” include non-Agency MBS, net economic interests in securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans. Rates(3) $10,766 Commercial(2) $1.8b June 30, 2016 March 31, 2017 June 30, 2017 Rates(4) 56% 58% 54% Credit(5) 31% 27% 28% Commercial(2) 13% 15% 18% OPPORTUNISTIC CAPITAL ALLOCATION Agency $14.3b MSR(3) $0.9b Non-Agency $2.3b Rates(4) $15.2b Credit(5) $2.5b Commercial(2) $1.8b Conduit $0.2b If Granite Point shares had been distributed on June 30, 2017, capital allocation to the Rates and Credit strategies would have been 65% and 35%, respectively.

Portfolio Performance 11 Q2-2017 PERFORMANCE SUMMARY (1) “Legacy” non-Agency RMBS includes non-Agency bonds issued up to and including 2009. “New issue” non-Agency MBS includes bonds issued after 2009. (2) Cost of funds includes interest spread expense associated with the portfolio’s interest rate swaps. (3) Commercial consists of the consolidated financial results of Granite Point and its subsidiaries, which assets include senior, mezzanine and B-note commercial real estate debt and related instruments. RATES • Interest rates did not move substantially, while curve flattened • Agency RMBS prices mixed; lower coupon Agency RMBS performed well while higher coupons underperformed CREDIT • Mortgage credit spreads tightened • Underlying residential credit environment continued to improve • Newer assets purchased at yields lower than our existing portfolio PORTFOLIO METRICS Three Months Ended March 31, 2017 June 30, 2017 Annualized portfolio yield during the quarter 3.99% 3.96% Rates Agency RMBS, Agency Derivatives and MSR 3.1% 3.2% Credit Non-Agency RMBS, Legacy(1) 9.2% 8.5% Non-Agency MBS, New issue(1) 7.1% 7.2% Net economic interest in securitization trusts 11.4% 11.0% Residential mortgage loans held-for-sale 4.3% 5.1% Commercial(3) 6.2% 6.2% Annualized cost of funds on average repurchase and advance balance during the quarter(2) 1.52% 1.60% Annualized interest rate spread for aggregate portfolio during the quarter 2.47% 2.36% DRIVING SUPERIOR PORTFOLIO PERFORMANCE

Rates Update 12 PORTFOLIO SUMMARY DELIVERING RESULTS THROUGH VARIETY OF RATE ENVIRONMENTS • Pairing MSR with Agency RMBS results in a portfolio that has higher return potential with lower mortgage spread risk and lower overall leverage – Mitigates impact to book value in spread widening scenario • Utilize combination of hedging tools to maintain low interest rate exposure • Agency RMBS holdings of $14.3 billion – 83% of Agency pools have some form of prepayment protection, compared to 72% in Q1-2017(1) • MSR portfolio of approximately $900 million in fair market value – Added $18.9 billion UPB on new issue, high quality MSR ◦ $13.1 billion UPB from two bulk MSR purchases ◦ $5.8 billion UPB from flow-sale arrangements – Expect near-term flow MSR volume of approximately $2.0 billion UPB per month (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores.

Credit Update

RESIDENTIAL CREDIT TAILWINDS

- Home prices continue to improve; CoreLogic Home Price Index up 6.7% on a rolling 12-month basis[(1)]
  - Supported by affordability, low housing supply and strong demand
- Believe future performance will continue to be strong, driven by increasing prepayments, lower delinquencies, defaults and severities

PORTFOLIO SUMMARY

- Non-Agency RMBS holdings of $2.3 billion, $2.0 billion of which are legacy non-Agency RMBS
- Released $13.9 million in credit reserves against portfolio; released $38.2 million in credit reserves over the previous 12 months
- Average market price of ~$78 allows ability to capture upside opportunity[(2)]

(1) Source: CoreLogic Home Price Index rolling 12-month change as of June 2017.
(2) Weighted average market price utilized current face for weighting purposes. Please see slide 23 in the Appendix for more information on our non-Agency RMBS portfolio.

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Appendix

Return on Book Value 15 (1) Return on book value for the three-month period ended June 30, 2017 is defined as the decrease in book value per common share from March 31, 2017 to June 30, 2017 of $0.04 per common share, plus dividends declared of $0.26 per common share, divided by March 31, 2017 book value of $9.91 per common share. (2) Return on book value for the six-month period ended June 30, 2017 is defined as the increase in book value per common share from December 31, 2016 to June 30, 2017 of $0.09 per common share, plus dividends declared of $0.51 per common share, divided by December 31, 2016 book value of $9.78 per common share. Return on common book value Q2-2017 (Per common share amounts, except for percentage) Book value at March 31, 2017 $9.91 Book value at June 30, 2017 9.87 Decrease in book value (0.04) Dividends declared in Q2-2017 0.26 Return on book value Q2-2017 $0.22 Percent return on book value Q2-2017(1) 2.2% Return on common book value YTD-2017 (Per common share amounts, except for percentage) Book value at December 31, 2016 $9.78 Book value at June 30, 2017 9.87 Decrease in book value 0.09 Dividends declared in YTD-2017 0.51 Return on book value YTD-2017 $0.60 Percent return on book value YTD-2017(2) 6.1%

Book Value ($) Dividend Declared ($) $12.00 $10.00 $8.00 $6.00 Q2-2016 Q3-2016 Q4-2016 Q1-2017 Q2-2017 $9.83 $10.01 $9.78 $9.91 $9.87 $0.23 $0.23 $0.24 $0.25 $0.26 Comp. Income ($M) Comp. Income ROACE (%) $150 $100 $50 $0 -$50 -$100 20% 10% 0% -10% -20% Q2-2016 Q3-2016 Q4-2016 Q1-2017 Q2-2017 $122.3 $136.5 $2.2 $145.7 $85.9 14.3% 15.7% 0.3% 16.9% 9.9% DIVIDENDS(1) Financial Performance 16 COMPREHENSIVE INCOME BOOK VALUE AND DIVIDEND PER COMMON SHARE(1) GAAP NET INCOME (LOSS) (1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. Dividend per common share ($) Divided Yield (%) $0.30 $0.20 $0.10 $0.00 15.0% 10.0% 5.0% Q2-2016 Q3-2016 Q4-2016 Q1-2017 Q2-2017 $0.23 $0.23 $0.24 $0.25 $0.26 10.7% 10.8% 11.0% 10.4% 10.5% GAAP Net Inc. ($M) GAAP Earnings per common share ($) $400 $300 $200 $100 $0 -$100 $1.00 $0.50 $0.00 -$0.50 -$1.00 -$1.50 Q2-2016 Q3-2016 Q4-2016 Q1-2017 Q2-2017 $(17.0) $117.8 $341.4 $72.0 $4.3 $(0.05) $0.34 $0.98 $0.21 $0.01

Operating Performance

(In millions, except for per common share data)	Q1-2017 Core Earnings[(1)]	Q1-2017 Realized Gains (Losses)	Q1-2017 Unrealized MTM	Q1-2017 Total	Q2-2017 Core Earnings[(1)]	Q2-2017 Realized Gains (Losses)	Q2-2017 Unrealized MTM	Q2-2017 Total
Interest income	$191.6	$—	$—	$191.6	$208.6	$—	$—	$208.6
Interest expense	75.4	—	—	75.4	90.8	—	—	90.8
Net interest income	116.2	—	—	116.2	117.8	—	—	117.8
Net other-than-temporary impairment losses	—	—	—	—	—	—	(0.4)	(0.4)
Gain (loss) on investment securities	—	(50.4)	(1.9)	(52.3)	—	33.3	(2.1)	31.2
(Loss) gain on interest rate swaps and swaptions	(7.9)	66.0	(48.2)	9.9	(2.6)	(30.1)	(44.1)	(76.8)
Gain (loss) on other derivative instruments	3.8	28.1	(59.8)	(27.9)	3.3	(47.6)	24.7	(19.6)
Servicing income	39.8	—	—	39.8	51.3	—	—	51.3
(Loss) gain on servicing asset	(26.6)	0.3	11.7	(14.6)	(31.9)	(0.6)	(14.1)	(46.6)
Gain (loss) on residential mortgage loans held-for-sale	—	1.4	0.1	(1.5)	—	0.2	0.1	0.3
Other income (loss)	1.5	(2.0)	8.5	8.0	1.4	(1.0)	2.5	2.9
Total other income (loss)	10.6	43.4	(89.6)	(35.6)	21.5	(45.8)	(33.4)	(57.7)
Management fees & other operating expenses	32.0	1.1	—	33.1	36.9	5.8	—	42.7
Net income (loss) before income taxes	94.8	42.3	(89.6)	47.5	102.4	(51.6)	(33.4)	17.4
Income tax (benefit) expense	(0.2)	(0.1)	(24.2)	(24.5)	0.5	(1.3)	9.5	8.7
Net income (loss)	**$95.0**	**$42.4**	**($65.4)**	**$72.0**	**$101.9**	**($50.3)**	**($42.9)**	**8.7**
Net income attributable to noncontrolling interest	—	—	—	—	0.1	—	—	**0.1**
Net income (loss) attributable to Two Harbors	95.0	42.4	(65.4)	72.0	**101.8**	**(50.3)**	**(42.9)**	**8.6**
Dividends on preferred stock	—	—	—	—	4.3	—	—	**4.3**
Net income (loss) attributable to common stockholders	**$95.0**	**$42.4**	**($65.4)**	$ 72.0	**$ 97.5**	**$ (50.3)**	**$ (42.9)**	**$ 4.3**
Weighted average earnings per common share	$0.27	$0.12	($0.18)	$0.21	$0.28	($0.15)	($0.12)	$ 0.01

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 18 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

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GAAP to Core Earnings Reconciliation(1) Reconciliation of GAAP to non-GAAP Information Three Months Ended Three Months Ended (In thousands, except for per common share data) March 31, 2017 June 30, 2017 Reconciliation of Comprehensive income to Core Earnings: Comprehensive income $145,747 $85.959 Adjustment for other comprehensive (income) loss: Unrealized gains loss on available-for-sale securities (73,762) (81,626) Net income $71,985 $4,333 Adjustments for non-core earnings: Loss (gain) on sale of securities and residential mortgage loans, net of tax 28,018 (23,258) Unrealized losses on securities and residential mortgage loans held-for-sale, net of tax 1,879 2,008 Other-than-temporary impairment loss — 429 Unrealized losses on interest rate swaps and swaptions hedging interest rate exposure (or duration), net of tax 37,642 43,121 Realized (gain) loss on termination or expiration of swaps and swaptions, net of tax (56,001) 35,358 Losses on other derivative instruments, net of tax 23,081 14,497 Realized and unrealized gains on financing securitizations, net of tax (6,614) (1,408) Realized and unrealized (gain) loss on mortgage servicing rights, net of tax (11,503) 16,600 Change in servicing reserves, net of tax (1,835) (16) Non-cash equity compensation expense(2) 3,955 3,682 Tax valuation allowance 4,351 (11) Transaction expenses associated with the IPO of Granite Point — 2,193 Core Earnings attributable to common stockholders $94,958 $97,528 Weighted average common shares outstanding 348,563,930 348,946,335 Core Earnings (revised) per weighted average common share outstanding $0.27 $0.28 18 (1) Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized gains and losses” (impairment losses, realized gains or losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, certain upfront costs related to securitization transactions, non-cash compensation expense related to restricted common stock, restructuring charges and nonrecurring transaction costs related to Granite Point’s initial public offering) and “unrealized mark-to-market gains and losses” (unrealized gains and losses on the aggregate portfolio). As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. (2) This non-cash equity compensation expense was included in Core Earnings for periods ending prior to March 31, 2017.

Rates: Agency RMBS Metrics 19 AGENCY PORTFOLIO YIELDS AND METRICS AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Portfolio Yield Realized Q1-2017 At March 31, 2017 Realized Q2-2017 At June 30, 2017 Agency yield 3.1% 3.1% 3.1% 3.0% Repo and FHLB costs 1.0% 1.1% 1.2% 1.3% Swap costs 0.3% 0.2% 0.2% —% Net interest spread 1.8% 1.8% 1.7% 1.7% Portfolio Metrics Q1-2017 Q2-2017 Weighted average 3-month CPR(1) 5.6% 8.0% Weighted average cost basis(2) $105.9 $106.6 AGENCY PORTFOLIO COMPOSITION 15.0% 10.0% 5.0% 0.0% Q2-2016 Q3-2016 Q4-2016 Q1-2017 Q2-2017 8.6% 9.7% 7.1% 5.6% 8.0% 30-Year Fixed 4-4.5% 60.7% 30-Year Fixed 3-3.5% 31.4% 30-Year Fixed 5% & above 3.8% IO & Inverse IO 2.3% Hybrid ARMs and Other 1.8%

Rates: Agency RMBS 20 As of June 30, 2017 Par Value ($M) Market Value ($M) % Prepay Protected(1) Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% $4,343 $4,477 74.8% $4,538 3.5% 10 4.0-4.5% 8,097 8,674 92.9% 8,670 4.2% 21 ≥ 5.0% 491 548 84.2% 531 5.5% 86 12,931 13,699 86.6% 13,739 4.0% 20 Hybrid ARMs 25 27 —% 26 4.8% 159 Other 232 231 0.7% 225 4.7% 146 IOs and IIOs 3,685 323 (2) —% 334 3.2% 100 Total $16,873 $14,280 83.1% $14,324 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Represents market value of $215.2 million of IOs and $108.3 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) 21 As of March 31, 2017 As of June 30, 2017 Fair value ($M) $747.6 $898.0 Unpaid principal balance ($M) $68,128.0 $84,814.2 Weighted average coupon 3.9% 3.9% Original FICO score(2) 755 754 Original LTV 73% 73% 60+ day delinquencies 0.2% 0.2% Net servicing spread 25.3 basis points 25.4 basis points Vintage: Pre-2009 0.4% 0.4% 2009-2012 20.9% 16.8% Post 2012 78.7% 82.8% Percent of MSR portfolio: Conventional 99.9% 100.0% Government 0.1% —% (1) Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower.

Credit: Non-Agency MBS Metrics 22 NON-AGENCY PORTFOLIO COMPOSITIONNON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes MBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency MBS excluding the company’s non-Agency interest-only portfolio would have been $58.04 at June 30, 2017. Portfolio Yield Realized Q1-2017 At March 31, 2017 Realized Q2-2017 At June 30, 2017 Non-Agency yield 9.0% 9.0% 8.4% 8.2% Repo and FHLB costs 2.8% 2.8% 2.9% 2.9% Swap costs 0.1% 0.1% 0.1% —% Net interest spread 6.1% 6.1% 5.4% 5.3% NON-AGENCY MBS CPR Non-Agency: Loan Type March 31, 2017 June 30, 2017 Sub-prime 74% 73% Option-ARM 8% 10% Prime 2% 2% Alt-A 8% 7% Other 8% 8% Portfolio Metrics Q1-2017 Q2-2017 Weighted average 3-month CPR 6.7% 6.2% Weighted average cost basis(1) $59.5 $60.5 10.0% 5.0% 0.0% Q2-2016 Q3-2016 Q4-2016 Q1-2017 Q2-2017 6.1% 7.3% 6.2% 6.7% 6.2%

Credit: Non-Agency MBS

As of June 30, 2017	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,418.4	$832.2	$2,250.6
% of non-Agency portfolio	63.0%	37.0%	100.0%
Average purchase price[1]	$57.23	$66.12	$60.52
Average coupon	2.9%	2.2%	2.6%
Weighted average market price[2]	$77.97	$77.01	$77.61
Collateral attributes:			
Average loan age (months)	130	140	132
Average loan size ($K)	$362	$352	$359
Average original Loan-to-Value	70.5%	69.6%	70.2%
Average original FICO[3]	634	603	624
Current performance:			
60+ day delinquencies	22.5%	20.1%	21.7%
Average credit enhancement[4]	9.2%	16.8%	11.6%
3-Month CPR[5]	5.4%	7.7%	6.2%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency MBS, excluding our non-Agency interest-only portfolio, would have been $54.52, $63.98 and $58.04, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency MBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

23

Granite Point's Commercial Real Estate Portfolio[1]

$ in millions	Type	Origination Date	Principal Balance	Book Value	Cash Coupon[2]	Yield[3]	Original Term (Years)	State	Property Type	Initial LTV[4]	Stabilized LTV[5]
Asset 1	Senior	12/15	$120.0	$120.0	L + 4.20%	L + 4.43%	4	LA	Mixed-Use	65.5%	60.0%
Asset 2	Senior	09/15	105.0	105.0	L + 3.42%	L + 3.79%	3	CA	Retail	70.9%	66.9%
Asset 3	Senior	07/16	97.8	96.7	L + 4.45%	L + 4.99%	4	Various	Office	62.8%	61.5%
Asset 4	Senior	04/16	82.0	81.5	L + 4.75%	L + 5.44%	3	NY	Industrial	75.9%	55.4%
Asset 5	Senior	11/15	78.0	78.0	L + 4.20%	L + 4.67%	3	NY	Office	66.4%	68.7%
Asset 6	Senior	10/16	75.6	74.9	L + 4.37%	L + 4.83%	4	NC	Office	72.4%	68.1%
Asset 7	Senior	05/17	68.0	67.0	L + 4.10%	L + 4.82%	4	MA	Office	71.3%	71.5%
Asset 8	Senior	12/16	62.3	60.7	L + 4.11%	L + 4.87%	4	FL	Office	73.3%	63.2%
Asset 9	Senior	06/16	51.3	51.0	L + 4.49%	L + 4.93%	4	HI	Retail	76.2%	57.4%
Asset 10	Senior	01/17	51.5	50.9	L + 4.75%	L + 5.24%	4	SC	Office	67.6%	67.1%
Asset 11	Senior	12/15	46.7	46.7	L + 4.65%	L + 4.87%	4	PA	Office	74.5%	67.5%
Asset 12	Mezzanine	03/15	45.9	45.9	L + 6.75%	L + 7.61%	5	Various	Hotel	70.3%	63.5%
Asset 13	Senior	06/17	45.0	44.4	L + 4.50%	L + 5.24%	3	CA	Hotel	54.7%	48.6%
Asset 14	Senior	12/15	43.5	43.5	L + 4.05%	L + 4.25%	3	TX	Multifamily	82.3%	76.8%
Asset 15	Mezzanine	11/15	43.5	43.5	L + 7.25%	L + 8.06%	3	Various	Office	77.6%	77.5%
Assets 16-40	Various	Various	780.0	773.2	L + 4.90%	L + 5.56%	4	Various	Various	69.6%	63.1%
Total/Weighted Average			**$ 1,796.2**	**$ 1,782.7**	**L + 4.67%**	**L + 5.24%**	**4**			**69.9%**	**63.8%**

(1) Due to the company's controlling ownership interest in Granite Point, the company consolidates Granite Point on its financial statements and reflects noncontrolling interest for the portion of equity and comprehensive income not attributable to the company.
(2) Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans.
(3) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans.
(4) Initial LTV considers the original appraisal at the time of origination.
(5) Stabilized LTV considers the "as stabilized" value (as determined in conformance with USPAP) of the underlying property or properties, as set forth in the original appraisal. "As stabilized" value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

24

Financing

$ in millions						
Outstanding Borrowings and Maturities[1]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities	Convertible Notes	Total Outstanding Borrowings	Percent (%)
Within 30 days	$ 3,418.6	$ —	$ —	$ —	$ 3,418.6	20.2%
30 to 59 days	3,267.0	—	—	—	3,267.0	19.4%
60 to 89 days	2,250.9	—	20.0	—	2,270.9	13.4%
90 to 119 days	2,354.5	—	—	—	2,354.5	13.9%
120 to 364 days	1,478.4	—	20.0	—	1,498.4	8.9%
One to three years	547.4	815.0	—	—	1,362.4	8.1%
Three to five years	—	—	—	282.3	282.3	1.7%
Ten years and over[2]	—	2,423.7	—	—	2,423.7	14.4%
	$ 13,316.8	$ 3,238.7	$ 40.0	$ 282.3	$ 16,877.9	100.0%
Collateral Pledged for Borrowings[3]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities[4]	Convertible Notes	Total Collateral Pledged	Percent (%)
Available-for-sale securities, at fair value	$ 13,639.1	$ 2,749.7	$ —	n/a	$ 16,388.8	88.6%
Derivative assets, at fair value	108.2	—	—	n/a	108.2	0.6%
Commercial real estate assets	883.0	720.3	—	n/a	1,603.3	8.7%
Mortgage servicing rights, at fair value	—	—	166.0	n/a	166.0	0.9%
Net economic interests in consolidated securitization trusts	219.4	2.0	—	n/a	221.4	1.2%
	$ 14,849.7	$ 3,472.0	$ 166.0	n/a	$ 18,487.7	100.0%

(1) Weighted average of 2.9 years to maturity.
(2) Includes FHLB advances of $2.4 billion with original maturities of 20 years.
(3) Excludes FHLB membership and activity stock totaling $134.8 million.
(4) Revolving credit facilities over-collateralized due to operational considerations.

25

Maturities Notional Amounts ($B)(1) Average Fixed Pay Rate(2) Average Receive Rate(2) Average Maturity Years(2) Payers 2017 $1.5 0.771% 1.220% 0.3 2018 4.3 1.155% 1.223% 1.0 2019 0.4 1.283% 1.165% 1.9 2020 1.2 1.463% 1.209% 3.3 2021 and after 4.5 1.699% 1.235% 5.6 $11.9 1.322% 1.224% 2.7 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Receivers 2020 0.2 1.171% 1.642% 3.1 2021 and after 2.7 1.193% 2.190% 6.4 $2.9 1.192% 2.152% 6.2 Interest Rate Swaps 26(1) Notional amount includes $778.0 million in forward starting interest rate swaps as of June 30, 2017. (2) Weighted averages exclude forward starting interest rate swaps. As of June 30, 2017, the weighted average fixed pay rate on interest rate swaps starting in 2017 was 2.4%.

Interest Rate Swaptions 27 Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer <6 Months $43.7 $7.7 2.9 $5,025 2.35% 3M LIBOR 6.2 Total Payer $43.7 $7.7 2.9 $5,025 2.35% 3M LIBOR 6.2 Receiver <6 Months $2.7 $2.1 3.2 $2,000 3M LIBOR 1.78% 8.5 Receiver >6 Months — 5.9 10.8 250 3M LIBOR 2.35% 10.0 Total Receiver $2.7 $8.0 7.6 $2,250 3M LIBOR 1.84% 8.7 Sale Contracts: Payer <6 Months ($35.5) ($0.9) 3.2 ($2,300) 2.92% 3M LIBOR 8.7 Total Payer ($35.5) ($0.9) 3.2 ($2,300) 2.92% 3M LIBOR 8.7 Receiver <6 Months ($9.7) ($6.2) 2.4 ($3,000) 3M LIBOR 2.02% 10.0 Receiver >6 Months (1.4) (6.5) 10.8 (625) 3M LIBOR 1.95% 10.0 Total Receiver ($11.1) ($12.7) 4.9 ($3,625) 3M LIBOR 2.00% 10.0